  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2021 Financial Results

Quarterly revenue of $87.9 million, up 12.6% year over year
Gross Margin of 61.5%, up from 61.3% year over year
Quarterly Billings of $81.0 million, up 24.2% year over year
2,550 active clients at March 31, 2021, up 22.8% year over year

LAS VEGAS, May 10, 2021 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the first quarter ended March 31, 2021.

“For the first quarter, we remain on track to achieve our strategic growth plan to achieve $1 billion in annual revenue by 2026. We achieved record revenue of $87.9 million, up 12.6% year over year, a record active client count of 2,550, up 22.8% year over year, ended the quarter with strong billings growth of 24.2% and delivered a gross margin greater than 61%,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “We also continued making investments to take advantage of growing global demand for Rimini Street’s expanded breadth of support solutions, including our Support, Application Management, Security, Interoperability, Monitoring and Professional services.”

“We further strengthened the balance sheet with record cash of $153 million at March 31, 2021 and generated $24.5 million of operating cash flow for the quarter,” stated Michael L. Perica, Rimini Street chief financial officer. “Today, we are issuing guidance for the second quarter ending June 30, 2021, maintaining full year 2021 guidance and re-affirming our continued commitment to the long-term goals of increasing operating cash flow and growing GAAP profitability.”

First Quarter 2021 Financial Highlights
•Revenue was $87.9 million for the 2021 first quarter, an increase of 12.6% compared to $78.0 million for the same period last year.
•Annual Recurring Revenue was $349 million for the 2021 first quarter, an increase of 12.8% compared to $310 million for the same period last year.
•Active Clients as of March 31, 2021 were 2,550, an increase of 22.8% compared to 2,077 Active Clients as of March 31, 2020.
•Revenue Retention Rate was 91% for the trailing 12 months ended March 31, 2021 and 92% for the comparable period ended March 31, 2020.
•Gross margin was 61.5% for the 2021 first quarter compared to 61.3% for the same period last year.
•Operating income was $1.9 million for the 2021 first quarter compared to $3.7 million for the same period last year.
•Non-GAAP Operating Income was $9.3 million for the 2021 first quarter compared to $8.9 million for the same period last year.
•Net loss was $3.6 million for the 2021 first quarter compared to net income of $2.5 million for the same period last year.
•Non-GAAP Net Income was $8.5 million for the 2021 first quarter compared to $7.7 million for the same period last year.
•Adjusted EBITDA for the 2021 first quarter was $10.7 million compared to $9.2 million for the same period last year.
•Basic and diluted net loss per share attributable to common stockholders was a net loss per share of $0.13 for the 2021 first quarter compared to a net loss per share of $0.06 for the same period last year.
•Employee count as of March 31, 2021 was 1,501, a year-over-year increase of 15.3%.
•Completed a follow-on public offering of 7.75 million shares of the Company’s common stock, with net proceeds to the Company of approximately $57 million.

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 2

•On January 5, 2021, completed the buyback of $10 million face-value of Series A preferred stock for an approximate 10% discount to face-value (par); no make-whole payments were required. The purchased preferred shares were retired.
•On April 16, 2021, completed the buyback of $60 million face-value of Series A preferred stock, plus make-whole of approximately $2.3 million, reducing the outstanding Series A preferred liquidation value to approximately $87 million as of April 16, 2021. The purchased preferred shares were retired.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

First Quarter 2021 Company Highlights
•Appointed three new regional general managers of North America to accelerate growth and help achieve the Company’s $1 billion in annual revenue by 2026 goal. Also announced the appointment of Phil Cullen to the newly created role of senior vice president for Global Operations.
•Announced several new clients globally who made the switch from vendor support to Rimini Street Support to extend the life and ROI of their existing enterprise software including:
o Homeplus Co., a Korean grocery and outlet retailer;
o Nottinghamshire County Council, serving a local population of more than 800,000 in the UK;
o Ampol Limited, Australia’s largest petrol and convenience network;
o Poplar Co. Ltd, a national convenience store chain in Japan;
o Kent County Council, the largest County Council in England; and
o Hankook Tire, a leading global tire company headquartered in Korea.
•Also announced that Iguatemi, Brazil’s leading shopping center management company, extended its SAP support agreement with Rimini Street to include Application Management Services (AMS) for SAP, enabling them to benefit from an integrated, one provider approach to their SAP landscape.
•Closed nearly 10,000 support cases and delivered over 32,000 tax, legal and regulatory updates for 36 countries. Also achieved an average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 (where 5.0 is “excellent”).
•Released an Oracle Database survey report which highlights that top challenges with Oracle Database include cost, quality and value of vendor support - issues resolved with Rimini Street Support.
•Announced that the Company is now an approved supplier on the New Zealand Government Marketplace, enabling agencies to more easily procure Rimini Street’s services.
•Awarded a Best and Brightest Companies to Work For® Grand Trophy for delivering exceptional HR practices and commitment to the Company’s employees across the U.S.
•Honored with a Stevie® Sales & Customer Service award in the “Best Use of Technology in Customer Service” category for Rimini Street’s innovative AI Support Applications.
•Presented at 10 CIO, IT and finance leader conferences globally.
•Supported more than 25 charities around the world through the Rimini Street Foundation, providing financial contributions, personal protective equipment and hygiene essentials to regions in great need.

2021 Revenue Guidance
The Company is providing second quarter 2021 revenue guidance to be in the range of $88.5 million to $90.5 million. The Company is maintaining full year revenue guidance to be in the range of $370 million to $380 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2021 results and select second quarter 2021 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on May 10, 2021. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (800) 773-2954 in the U.S. and Canada and enter the code 50137607. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 3

determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,000 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; our ability to maintain an effective system of internal control over financial reporting, and our ability to remediate identified material weaknesses in our internal controls, including in relation to the accounting treatment of our warrants; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 10, 2021, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2021 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$153,163	$87,575
Restricted cash	334	334
Accounts receivable, net of allowance of $1,088 and $723, respectively	83,928	117,937
Deferred contract costs, current	13,989	13,918
Prepaid expenses and other	15,746	13,456
Total current assets	267,160	233,220
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $11,508 and $10,985, respectively	4,743	4,820
Operating lease right-of-use assets	16,068	17,521
Deferred contract costs, noncurrent	20,511	21,027
Deposits and other	1,453	1,476
Deferred income taxes, net	1,633	1,871
Total assets	$311,568	$279,935
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,372	$3,241
Accrued compensation, benefits and commissions	33,840	38,026
Other accrued liabilities	19,063	21,154
Operating lease liabilities, current	3,806	3,940
Deferred revenue, current	219,453	228,967
Total current liabilities	278,534	295,328
Long-term liabilities:
Deferred revenue, noncurrent	30,544	27,966
Operating lease liabilities, noncurrent	15,023	15,993
Accrued PIK dividends payable	1,051	1,193
Liability for redeemable warrants	6,790	2,122
Other long-term liabilities	2,514	2,539
Total liabilities	334,456	345,141
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 146 shares and 155 as of March 31, 2021 and December 31, 2020, respectively. Liquidation preference of $146,104, net of discount of $14,497 and $154,911, net of discount of $17,057, as of March 31, 2021 and December 31, 2020, respectively	131,607	137,854
Stockholders' Deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 85,140 and 76,406 shares as of March 31, 2021 and December 31, 2020, respectively	9	8
Additional paid-in capital	152,762	98,258
Accumulated other comprehensive loss	(2,682)	(318)
Accumulated deficit	(304,584)	(301,008)
Total stockholders' deficit	(154,495)	(203,060)
Total liabilities, redeemable preferred stock and stockholders' deficit	$311,568	$279,935

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$87,895	$78,032
Cost of revenue	33,836	30,199
Gross profit	54,059	47,833
Operating expenses:
Sales and marketing	30,383	28,412
General and administrative	16,603	12,001
Impairment charge related operating right of use assets	393	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	4,763	2,752
Insurance costs and recoveries, net	—	921
Litigation costs and related recoveries, net	4,763	3,673
Total operating expenses	52,142	44,086
Operating income	1,917	3,747
Non-operating income and (expenses):
Interest expense	(47)	(13)
Loss on change in fair value of redeemable warrants	(4,668)	—
Other income (expenses), net	772	(218)
Income (loss) before income taxes	(2,026)	3,516
Income tax expense	(1,550)	(971)
Net income (loss)	$(3,576)	$2,545

Net loss attributable to common stockholders	$(9,845)	$(4,085)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.06)
Weighted average number of shares of Common Stock outstanding:
Basic and diluted	78,733	67,863

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2021	2020
Non-GAAP operating income reconciliation:
Operating income	$1,917	$3,747
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,763	3,673
Stock-based compensation expense	2,233	1,510
Impairment charge related to operating right-of-use assets	393	—
Non-GAAP operating income	$9,306	$8,930
Non-GAAP net income reconciliation:
Net income (loss)	$(3,576)	$2,545
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,763	3,673
Loss on change in fair value of redeemable warrants	4,668	—
Stock-based compensation expense	2,233	1,510
Impairment charge related to operating right-of-use assets	393	—
Non-GAAP net income	$8,481	$7,728
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$(3,576)	$2,545
Non-GAAP adjustments:
Interest expense	47	13
Income tax expense	1,550	971
Depreciation and amortization expense	584	449
EBITDA	(1,395)	3,978
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,763	3,673
Loss on change in fair value of redeemable warrants	4,668	—
Stock-based compensation expense	2,233	1,510
Impairment charge related to operating right-of-use assets	393	—
Adjusted EBITDA	$10,662	$9,161
Billings:
Revenue	$87,895	$78,032
Deferred revenue, current and noncurrent, as of the end of the period	249,997	222,654
Deferred revenue, current and noncurrent, as of the beginning of the period	256,933	235,498
Change in deferred revenue	(6,936)	(12,844)
Billings	$80,959	$65,188

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annual Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annual Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Loss on Change in Fair Value of Redeemable Warrants: We have determined to exclude the gains and losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and have excluded them.

Rimini Street Announces Fiscal First Quarter 2021 Financial Results	page 8

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment charge related to operating lease right-of-use assets: This relates to an impairment charge related to our leased assets for a portion of one of our locations as we no longer use the space.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value on redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com